Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Dot Hill Systems Corp. and the effectiveness of Dot Hill Systems Corp.'s internal control over financial reporting dated March 18, 2013, appearing in the Annual Report on Form 10-K of Dot Hill Systems Corp. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Denver, Colorado
January 22, 2014